UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2015

FIRST FINANCIAL BANCORP.

(Exact name of registrant as specified in its charter)

Ohio	000-12379	31-1042001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

255 East Fifth Street, Suite 700, Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

(877) 322-9530

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 25, 2015, First Financial Bancorp. (the “Company”) completed its offering of $120,000,000 aggregate principal amount of its 5.125% Subordinated Notes due 2025 (the “Notes”). The Notes will be treated as Tier 2 capital for regulatory capital purposes.

Underwriting Agreement

The offering of the Notes was consummated pursuant to the terms of an underwriting agreement, dated as of August 20, 2015 (the “Underwriting Agreement”), by and between the Company, as issuer, and RBC Capital Markets, LLC, as representative of the underwriters named in Schedule I thereto. The Company intends to use the net proceeds from the sale of the Notes for general corporate purposes, which may include investments at the holding company level, providing capital to support the growth of First Financial Bank and the Company’s business, payment of the cash consideration components of future acquisitions, and repurchases of the Company’s common shares.

Indenture

The Notes were issued under an indenture, dated as of August 25, 2015 (the “Base Indenture”), by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated as of August 25, 2015, by and between the Company and the Trustee (the “Supplemental Indenture”) (the Base Indenture and the Supplemental Indenture are collectively referred to as the “Indenture”). The Notes will be our subordinated unsecured obligations and will be subordinated in right of payment to all of our existing and future “senior indebtedness” (as defined in the Indenture), including general creditors, other than holders of our trade accounts payable incurred in the ordinary course, and effectively subordinated to all of our existing and future secured indebtedness. The Notes will not be obligations of, and will not be guaranteed by, any of the Company’s subsidiaries.

The Notes will bear interest at a rate of 5.125% per year, payable semiannually in arrears on February 25 and August 25 of each year, beginning on February 25, 2016. The Notes will mature on August 25, 2025 and are not redeemable by the Company or callable by the holders of the Notes prior to maturity.

Holders of the Notes may not accelerate the maturity of the Notes, except upon the Company’s or First Financial Bank’s bankruptcy, insolvency, liquidation, receivership or similar event.

Certain of the underwriters, dealers and agents, or their affiliates, may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

The foregoing description of the Underwriting Agreement, the Notes and the Indenture is qualified in its entirety by reference to the full text of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Form of Note, which are attached hereto as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and are incorporated herein by reference.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 8.01	Other Events.

On August 20, 2015, the Company issued a press release announcing its intention to offer the Notes. A copy of this press release is attached hereto as Exhibit 99.1.

Also, on August 20, 2015, the Company issued a press release announcing the pricing of its offering of the Notes. A copy of this press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated as of August 20, 2015, by and between the Company and RBC Capital Markets, LLC, as representative of the underwriters named in Schedule I thereto, relating to the offer and sale of the Notes.

4.1	Indenture, dated as of August 25, 2015, by and between the Company and Wells Fargo Bank, National Association, as Trustee.

4.2	Supplemental Indenture, dated as of August 25, 2015, by and between the Company and Wells Fargo Bank, National Association, as Trustee.

4.3	Form of 5.125% Subordinated Note due 2025 (included as part of Exhibit 4.2).

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP regarding the validity of the Notes.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Vorys, Sater, Seymour and Pease LLP (included as part of Exhibit 5.1).

99.1	Press release dated August 20, 2015 regarding launch of offering of Notes.

99.2	Press release dated August 20, 2015 regarding pricing of offering of Notes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2015

FIRST FINANCIAL BANCORP.

By:	/s/ John M. Gavigan
John M. Gavigan
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated as of August 20, 2015, by and between the Company and RBC Capital Markets, LLC, as representative of the underwriters named in Schedule I thereto, relating to the offer and sale of the Notes.

4.1	Indenture, dated as of August 25, 2015, by and between the Company and Wells Fargo Bank, National Association, as Trustee.

4.2	Supplemental Indenture, dated as of August 25, 2015, by and between the Company and Wells Fargo Bank, National Association, as Trustee.

4.3	Form of 5.125% Subordinated Note due 2025 (included as part of Exhibit 4.2).

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP regarding the validity of the Notes.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Vorys, Sater, Seymour and Pease LLP (included as part of Exhibit 5.1).

99.1	Press release dated August 20, 2015 regarding launch of offering of Notes.

99.2	Press release dated August 20, 2015 regarding pricing of offering of Notes.